                                 EXHIBIT 3(d)

                                                                   EXHIBIT 3(d)








                                      BYLAWS

                                        OF

                                CLECO CORPORATION

ARTICLE I - REGISTERED OFFICE; REGISTERED AGENTS; CORPORATE SEAL..................................1

  Section 1.    REGISTERED OFFICE AND REGISTERED AGENTS...........................................1
  Section 2.    CORPORATE SEAL....................................................................1

ARTICLE II - SHAREHOLDERS.........................................................................1

  Section 1.    PLACE OF HOLDING MEETINGS.........................................................1
  Section 2.    QUORUM; ADJOURNMENT OF MEETINGS...................................................1
         (a)    GENERAL RULE......................................................................1
         (b)    SPECIAL RULE......................................................................1
         (c)    ADJOURNMENTS......................................................................2
  Section 3.    ANNUAL MEETING....................................................................2
  Section 4.    SPECIAL MEETING...................................................................2
  Section 5.    CONDUCT OF MEETINGS...............................................................3
  Section 6.    VOTING............................................................................5
  Section 7.    NOTICE............................................................................5
  Section 8.    AMENDMENT OF ARTICLES OF INCORPORATION............................................7
         (a)    SHAREHOLDER PROPOSALS.............................................................7
         (b)    EFFECTIVENESS.....................................................................7
  Section 9.    EFFECTIVENESS OF OTHER AMENDMENTS TO ARTICLES OF INCORPORATION....................8

ARTICLE III - DIRECTORS...........................................................................9

  Section 1.    CERTAIN GENERAL PROVISIONS........................................................9
         (a)    NUMBER............................................................................9
         (b)    CLASSIFICATION....................................................................9
         (c)    NOMINATIONS.......................................................................9
         (d)    QUALIFICATIONS; DECLARATION OF VACANCY...........................................10
         (e)    REMOVAL..........................................................................11
         (f)    POWERS...........................................................................12
         (g)    CHANGE IN NUMBER OF DIRECTORS....................................................13
         (h)    RIGHTS OF PREFERRED SHAREHOLDERS, ETC............................................13
  Section 2.    FILLING OF VACANCIES.............................................................13
  Section 3.    ANNUAL AND REGULAR MEETINGS......................................................14
  Section 4.    SPECIAL MEETINGS.................................................................14
  Section 5.    PLACE OF MEETINGS; TELEPHONE MEETINGS............................................14
  Section 6.    QUORUM...........................................................................14
  Section 7.    COMPENSATION.....................................................................14
  Section 8.    COMMITTEES.......................................................................15

ARTICLE IV - INDEMNIFICATION.....................................................................15

  Section 1.    RIGHT TO INDEMNIFICATION - GENERAL...............................................15

                               Exhibit Index - i

  Section 2.    CERTAIN PROVISIONS RESPECTING INDEMNIFICATION FOR AND ADVANCEMENT OF EXPENSES....15
  Section 3.    PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION....................16
  Section 4.    PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS...................................17
  Section 5.    RIGHT OF CLAIMANT TO BRING SUIT..................................................18
  Section 6.    NON-EXCLUSIVITY AND SURVIVAL OF RIGHTS...........................................18
  Section 7.    DEFINITIONS......................................................................19

ARTICLE V - EXECUTIVE COMMITTEE..................................................................20

  Section 1.    ELECTION AND TENURE..............................................................20
  Section 2.    POWERS...........................................................................21
  Section 3.    MEETINGS.........................................................................21
  Section 4.    COMPENSATION.....................................................................21

ARTICLE VI - AUDIT COMMITTEE.....................................................................21

  Section 1.    ELECTION AND TENURE..............................................................21
  Section 2.    AUDIT COMMITTEE..................................................................21
  Section 3.    MEETINGS.........................................................................22
  Section 4.    COMPENSATION.....................................................................22

ARTICLE VII - COMPENSATION COMMITTEE.............................................................22

  Section 1.    ELECTION AND TENURE..............................................................22
  Section 2.    COMPENSATION COMMITTEE...........................................................22
  Section 3.    MEETINGS.........................................................................22
  Section 4.    COMPENSATION.....................................................................22

ARTICLE VIII - OFFICERS..........................................................................23

  Section 1.    ELECTION, TENURE, AND COMPENSATION...............................................23
  Section 2.    POWERS AND DUTIES OF CHAIRMAN OF BOARD OF DIRECTORS..............................23
  Section 3.    POWERS AND DUTIES OF PRESIDENT...................................................23
  Section 4.    POWERS AND DUTIES OF VICE PRESIDENT..............................................23
  Section 5.    POWERS AND DUTIES OF SECRETARY...................................................23
  Section 6.    POWERS AND DUTIES OF TREASURER...................................................24
  Section 7.    DELEGATION OF DUTIES.............................................................24

ARTICLE IX - CAPITAL STOCK.......................................................................24

  Section 1.    STOCK CERTIFICATES...............................................................24
  Section 2.    LOST OR DESTROYED CERTIFICATES...................................................25
  Section 3.    TRANSFER OF SHARES...............................................................25

                              Exhibit Index - ii

  Section 4.    DIVIDENDS........................................................................25
  Section 5.    CLOSING TRANSFER BOOKS; FIXING RECORD DATE.......................................25
  ARTICLE X - FAIR-PRICE PROVISIONS..............................................................26
  Section 1.    DEFINITIONS......................................................................26
  Section 2.    VOTE REQUIRED IN BUSINESS COMBINATIONS...........................................29
  Section 3.    WHEN VOTING REQUIREMENTS NOT APPLICABLE..........................................29
         (a)    DEFINITIONS......................................................................29
         (b)    CONDITIONS.......................................................................30
         (c)    OTHER PROVISIONS.................................................................33

ARTICLE XI - NOTICES.............................................................................33

  Section 1.    MANNER OF GIVING NOTICE..........................................................33
  Section 2.    WAIVER OF NOTICE.................................................................33

ARTICLE XII - MISCELLANEOUS......................................................................34

  Section 1.    FISCAL YEAR......................................................................34
  Section 2.    CHECKS AND DRAFTS................................................................34
  Section 3.    BOOKS AND RECORDS................................................................34
  Section 4.    SEPARABILITY.....................................................................34

ARTICLE XIII - AMENDMENT OF BYLAWS...............................................................34

  Section 1.    VOTING...........................................................................34
  Section 2.    SHAREHOLDER PROPOSALS............................................................34
  Section 3.    EFFECTIVE DATE...................................................................35

ARTICLE XIV - OTHER AMENDMENTS TO BYLAWS.........................................................35

  Section 1.    EFFECTIVE DATE...................................................................35

ARTICLE XV - CONTROL SHARE ACQUISITION STATUTE...................................................36

  Section 1.    .................................................................................36


                              Exhibit Index - iii

                                      BYLAWS

                                        OF

                                CLECO CORPORATION


                                   ARTICLE I

              Registered Office; Registered Agents; Corporate Seal


     Section 1. REGISTERED OFFICE AND REGISTERED AGENTS. The registered office of the Corporation is 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and its registered agents are Gregory L. Nesbitt, post office address 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and David
M. Eppler, post office address 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226. The Corporation may also have offices at such other places as the board of directors or the president may from time to time designate.


     Section 2. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and have inscribed on its periphery the words "Cleco Corporation 1999" and in its center the words "Incorporated," "Seal" and "Louisiana."

                                  ARTICLE II

                                 Shareholders

     Section 1. PLACE OF HOLDING MEETINGS. All meetings of the shareholders shall be held at the principal office of the Corporation in the City of Pineville, State of Louisiana, except in cases in which the notices thereof designate some other place, which may be within or without the State of Louisiana.

     Section 2. QUORUM; ADJOURNMENT OF MEETINGS.

     (a) GENERAL RULE. Except as otherwise provided in these bylaws, the presence in person or by proxy at a meeting of shareholders of the holders of record of a number of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat that represents a majority of the votes entitled to be cast thereat shall constitute a quorum at such meeting.

     (b) SPECIAL RULE. At a meeting of shareholders at least one purpose of which is to amend or repeal a provision of or to supplement these bylaws or the articles of incorporation of the Corporation or to act on a merger, consolidation, reclassification, repurchase, or exchange of securities, transfer of all or substantially all of the assets of the Corporation, dissolution, "business combination" as defined in article X of these bylaws, or similar transaction, a quorum shall for all purposes consist of the presence in person or by proxy at such meeting of the holders of the number of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat that represents 80% of the votes entitled to be cast thereat. At a meeting described in the preceding sentence, the quorum for any class of shares entitled to vote as a class shall be the holders of the number of shares of such class that represents 80% of the votes entitled to be cast by all holders of all shares of such class. Notwithstanding the foregoing, if the change in the articles of incorporation or bylaws, merger, consolidation, reclassification, repurchase, or exchange of securities, transfer of all or substantially all of the assets of the Corporation, dissolution, "business combination" as defined in article X of these bylaws, or similar transaction in question shall have been approved, before submission of a proposal relating thereto to a vote of shareholders, by at least 80% of the "continuing directors" (hereinafter defined) of the Corporation, then, instead of subsection (b), subsection (a) of this section 2 shall determine the quorum at the meeting of shareholders at which such proposal is considered by shareholders. For purposes of the preceding, a "continuing director" shall mean a director elected pursuant to a solicitation of proxies by the board of directors of the Corporation at an annual meeting of shareholders held at least 90 days before the date of determination and who has served continuously since such election, or a director elected by continuing directors to fill a vacancy.

     (c) ADJOURNMENTS. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, such meeting may, without any notice other than by announcement at such meeting, be adjourned from time to time by the vote of the shareholders present in person or by proxy representing a majority of the votes so present, for a period not exceeding one month at any one time, without notice other than by announcement at the meeting, until a quorum shall attend; provided, however, that a meeting at which a director or directors are to be elected shall be adjourned only from day to day until such director or directors have been elected. A meeting at which a quorum is present may also be adjourned in like manner. At an adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if such meeting had been held as originally called.

     Section 3. ANNUAL MEETING. Except as otherwise provided by resolution of the board of directors, the annual meeting of shareholders for the election of directors shall be held on the third Friday after the first Monday in April of each year. At each annual meeting, the shareholders shall elect directors to succeed those whose terms have expired as of the date of such annual meeting. Such other matters as may properly come before a meeting may be acted upon at an annual meeting.

     Section 4. SPECIAL MEETING.

     (a) Special meetings of the shareholders for any purpose or purposes may be called by the president, by a majority of the board of directors, or by a majority of the executive committee, if any, of the board of directors; provided, however, that if and whenever dividends payable on any series of the Corporation's preferred stock shall be in default in an amount equal to the aggregate dividends payable in any period of 12 consecutive calendar months, a special meeting shall be called on the demand in writing of the holders of record of a majority of the outstanding shares of preferred stock; and, provided further, that a special meeting of shareholders may be called by a shareholder or shareholders as provided in the Corporation's articles of incorporation, these bylaws, or otherwise by law.

     (b) Any shareholder requesting that a special meeting of shareholders be called (the "Requesting Person") shall, at the time of making the request, submit written evidence, reasonably satisfactory to the secretary of the Corporation, that the Requesting Person is a shareholder of the Corporation and shall identify in writing (i) the reason or reasons for which the special meeting is to be called, (ii) the number of shares of each class of capital stock of the Corporation owned beneficially by the Requesting Person, (iii) all other persons with whom the Requesting Person is acting in concert, and
(iv) the number of shares of capital stock beneficially owned by each such person with whom the Requesting Person is acting in concert. Within 15 days after the Requesting Person has submitted the aforesaid items to the secretary of the Corporation, the secretary of the Corporation shall determine whether the evidence of the Requesting Person's status as a shareholder submitted by the Requesting Person is reasonably satisfactory and shall notify the Requesting Person in writing of his determination. If the Requesting Person fails to submit the requisite information in the form or at the time indicated, or if the secretary of the Corporation fails to find such evidence of shareholder status reasonably satisfactory, then the request to call a special meeting of shareholders shall be deemed invalid (by reason of failure to comply with these bylaws) and no special meeting of shareholders shall be held pursuant to such request. Beneficial ownership shall be determined in accordance with section 1 of article X of these bylaws. Nothing in this subsection (b) shall affect the rights of the Corporation's shareholders as provided in section 3(b) of article 6 of the Corporation's articles of incorporation or as provided in subsection (a) immediately preceding with respect to the rights of the Corporation's preferred shareholders.

     Section 5. CONDUCT OF MEETINGS. Meetings of shareholders shall be presided over by the president of the Corporation or, if he is not present at a meeting, by such other person as the board of directors shall designate or, if no such person is designated by the board of directors, the most senior officer of the Corporation present at the meeting. The secretary of the Corporation, if present, shall act as secretary of each meeting of shareholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. Meetings of shareholders shall follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting of shareholders and the determination of procedure and rules shall be within the absolute discretion of the presiding officer (the "Chairman of the Meeting"), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of shareholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

     (a) The Chairman of the Meeting may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

     (b) A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these bylaws. The Chairman of the Meeting may propose any motion for vote. The order of business at all meetings of shareholders shall be determined by the Chairman of the Meeting.

     (c) The Chairman of the Meeting may impose any reasonable limits with respect to participation in the meeting by shareholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any shareholder, limits on the numbers of questions per shareholder, and limits as to the subject matter and timing of questions and remarks by shareholders.

     (d) Before any meetings of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the Meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting of shareholders. The number of inspectors shall be three. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the Meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill such vacancy.

The duties of these inspectors shall be as follows:

          (1) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

          (2) Receive votes or ballots;

          (3) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (4) Count and tabulate all votes;

          (5) Report to the board of directors the results based on the information assembled by the inspectors; and

          (6) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Notwithstanding the foregoing, the final certification of the results of any election or other matter acted upon at a meeting of shareholders shall be made by the board of directors.

     Section 6. VOTING. Except as otherwise provided by the articles of incorporation, each holder of shares of capital stock of the Corporation shall be entitled, at each meeting of shareholders, to one vote for each share of such stock standing in his name on the books of the corporation on the date of such meeting or, if the board of directors, pursuant to section 5 of article IX of these bylaws, shall have fixed a record date for the purpose of such meeting or shall have fixed a date as of which the books of the Corporation shall be temporarily closed against transfers of shares, then as of such date; except that in the election of directors of the Corporation, each holder of shares of common stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates. A shareholder may vote either in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney. Except as otherwise provided by law, the articles of incorporation, or these bylaws, all elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting at which a quorum is present.

     Section 7.  NOTICE.

     (a) Unless otherwise provided by the articles of incorporation, written or printed notice, stating the place, day, and hour of each meeting of shareholders, and, in the case of a special meeting, the business proposed to be transacted thereat, shall be given in the manner provided in article XI of these bylaws to each shareholder entitled to vote at such meeting, at least 15 days before an annual meeting and at least five days before a special meeting.

     (b) Except as provided in subsection (c) of this section, to be properly brought before any meeting of the shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors pursuant to subsection (a) of this section 7, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, including (without limitation) requirements imposed by federal securities laws pertaining to proxies, for business to be properly brought before any meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation at least 120 days prior to the meeting; provided, however, that in the event that less than 135 days' notice or prior public disclosure of the date of any meeting of shareholders is given or made to shareholders by the Corporation, notice by the shareholder to be timely must be so received not later than the close of business of the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before any meeting of the shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the name of all other persons with whom the shareholder is acting in concert, (iv) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (v) the class and number of shares of the Corporation which are beneficially owned by each such person with whom the shareholder is acting in concert, and (vi) any material interest of the shareholder, or any such person with whom the shareholder is acting in concert, in such business. Beneficial ownership shall be determined in accordance with section 1 of article X of these bylaws.

     Except as provided in subsection (c) of this section 7, notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this section 7 of article II, provided, however, that nothing in this section 7 of article II shall be deemed to preclude discussion by any shareholder as to any business properly brought before any meeting of the shareholders.

     The Chairman of the Meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting of shareholders in accordance with the provisions of this section 7 of article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. A determination whether a matter is or is not properly before the meeting shall not depend on whether such proposal has been or will be included in any proxy statement delivered or to be delivered to the Corporation's shareholders.

     Nothing in this subsection (b) shall affect the rights of the Corporation's shareholders as provided in section 3(b) of article 6 of the Corporation's articles of incorporation or as provided in subsection (a) of section 4 of article II of these bylaws with respect to the rights of the Corporation's preferred shareholders.

     (c) Nothing in subsection (b) of this section 7 shall apply to the following provisions of these bylaws or any proposal by a shareholder or shareholders with respect to any matter governed by any of the following provisions:

              Article II, section 8(a);
              Article III, section 1(c);
              Article III, section 1(e); and
              Article XIII, section 2.

     Section 8. AMENDMENT OF ARTICLES OF INCORPORATION.

     (a) SHAREHOLDER PROPOSALS. No proposal by a shareholder to amend or supplement the articles of incorporation of the Corporation shall be voted upon at a meeting of shareholders unless, at least 180 days before such meeting of shareholders, such shareholder shall have delivered in writing to the secretary of the Corporation (i) notice of such proposal and the text of such amendment or supplement, (ii) evidence, reasonably satisfactory to the secretary of the Corporation, of such shareholder's status as such and of the number of shares of each class of the capital stock of the Corporation beneficially owned by such shareholder, (iii) a list of the names of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such shareholder is acting in concert, and of the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner, and (iv) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the board of directors of the Corporation, to the effect that the articles of incorporation of the Corporation, as proposed to be so amended or supplemented, would not be in conflict with the laws of the State of Louisiana. Within 30 days after such shareholder shall have delivered the aforesaid items to the secretary of the Corporation, the secretary and the board of directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the secretary or the board of directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Corporation at such meeting of shareholders. Beneficial ownership shall be determined in accordance with section 1 of article X of these bylaws.

     (b) EFFECTIVENESS. No provision amending or supplementing, or purporting to amend or supplement, the articles of incorporation of the Corporation that would have an effect, direct or indirect, on any of the following items may be included in articles of amendment signed by any officer, agent or representative of the Corporation on behalf of the Corporation or delivered to the Secretary of State of Louisiana for filing of record until the later of (i) one year following the adoption by the shareholders of such amendment or supplement or (ii) 10 days after the adjournment sine die of the annual meeting of shareholders next succeeding the adoption by the shareholders of the Corporation of such amendment or supplement:

              (1) quorum at a regular or special meeting of shareholders;

              (2) procedures for amendment of the articles of incorporation or bylaws of the Corporation upon a proposal by a shareholder of the Corporation;

              (3) the effective date of an amendment to the articles of incorporation or bylaws of the Corporation, or the time at which steps may be taken to effect an amendment to the articles of incorporation or bylaws of the Corporation; or

              (4) votes of shareholders of the Corporation required to approve (i) an amendment or supplement to or repeal of the bylaws of the Corporation, (ii) an amendment or supplement to the articles of incorporation of the Corporation, or (iii) a merger, consolidation, share exchange, reclassification of securities, repurchase of shares, transfer of all or substantially all of the assets of the Corporation, dissolution, "business combination" as defined in article X of these bylaws, or similar transaction.

     Section 9. EFFECTIVENESS OF OTHER AMENDMENTS TO ARTICLES OF INCORPORATION. No provision amending or supplementing, or purporting to amend or supplement, the articles of incorporation of the Corporation that would have an effect, direct or indirect, on any of the following items may be included in articles of amendment signed by any officer, agent or representative of the Corporation on behalf of the Corporation or delivered to the Secretary of State of Louisiana for filing of record until the later of (i) one year following the adoption by the shareholders of such amendment or supplement or
(ii) 10 days after the adjournment sine die of the annual meeting of the shareholders next succeeding the adoption by the shareholders of the Corporation of such amendment or supplement:

     (1) the number of directors of the Corporation;

     (2) the classification of the board of directors of the Corporation into three classes of as nearly as possible equal size;

     (3) the procedures for nomination by a shareholder of persons to be elected as directors of the Corporation;

     (4) qualifications of directors of the Corporation or the declaration by the board of directors of a vacancy in the office of director;

     (5) removal of directors or officer of the Corporation;

     (6) power of directors of the Corporation;

     (7) the filling of vacancies on the board of directors of the Corporation and the election of directors to fill newly created directorships;

     (8) powers of committees of the board of directors of the Corporation;

     (9) the calling of special meetings of shareholders;

    (10) determinations of the presiding person at a meeting of shareholders;
or

    (11) votes of shareholders of the Corporation required to approve the removal of a director.



                                  ARTICLE III

                                   Directors

     Section 1. CERTAIN GENERAL PROVISIONS.

     (a) NUMBER. The corporate powers of the Corporation shall be vested in and exercised, and the business and affairs of the Corporation shall be managed, by a board of directors which shall consist of ten directors.

     (b) CLASSIFICATION. The board of directors of the Corporation shall be divided into three classes of as nearly as possible equal size, with the term of office of directors of one class expiring each year. At each annual meeting of shareholders, the successors to the class of directors whose terms shall have expired at such meeting shall be elected to hold office for a term expiring at the third annual meeting succeeding such meeting.

     (c) NOMINATIONS. Nominations for election of members of the board of directors may be made by the board of directors or by a shareholder. The name of a person to be nominated by a shareholder (a "Nominator") as a member of the board of directors of the Corporation must be submitted in writing to the secretary of the Corporation not fewer than 180 days before the date of the meeting of shareholders at which such person is proposed to be nominated. The Nominator shall also submit written evidence, reasonably satisfactory to the secretary of the Corporation, that the Nominator is a shareholder of the Corporation and shall identify in writing

(i) the number of shares of each class of capital stock of the Corporation beneficially owned by the Nominator, (ii) all other persons with whom the Nominator is acting in concert, and (iii) the number of shares of capital stock of the corporation beneficially owned by each such person with whom the Nominator is acting in concert. At such time, the Nominator shall also submit in writing (1) the information with respect to each such proposed nominee which would be required to be provided in a proxy statement prepared in accordance with regulation 14A under the Securities Exchange Act of 1934, as amended, (2) to the extent not provided in the information submitted pursuant to (1) immediately preceding or otherwise provided pursuant to this subsection (c), (w) a description of all arrangements or understandings between the Nominator and each such proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Nominator, (x) the name, age, business address and residence address, business experience or other qualifications of each such proposed nominee, (y) the principal occupation or employment of each such proposed nominee, and (z) the number of shares of capital stock beneficially owned by each such proposed nominee, and (3) a notarized affidavit executed by each such proposed nominee to the effect (x) that, if elected as a member of the board of directors, he will serve, (y) that he has reviewed the provisions of section 1 of this article III of these bylaws, and
(z) that he is eligible for election as a member of the board of directors. Within 30 days after the Nominator has submitted the aforesaid items to the secretary of the Corporation, the secretary of the Corporation shall determine whether the evidence of the Nominator's status as a shareholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination with respect thereto. The failure of the secretary of the Corporation to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting of shareholders at which such person is proposed to be nominated. Beneficial ownership shall be determined in accordance with section 1 of article X of these bylaws.

     (d) QUALIFICATIONS; DECLARATION OF VACANCY.

         (1) No person shall be eligible for election or reelection as a director after attaining age 72, and no person who is or shall have been a full-time officer or employee of the Corporation or any subsidiary thereof shall be eligible for election or reelection as a director after attaining age 65 or (even if under 65) after such director's employment by the Corporation has terminated.

         (2) Upon attaining the age of 72 or 65, as specified in paragraph
     (1) immediately preceding, a director may continue to serve as a director of the Corporation until no later than the next succeeding annual meeting of shareholders, at which time, unless he has previously ceased to be a member of the board of directors of the Corporation, his position as a director shall cease. Notwithstanding the foregoing, with regard to a director of the Corporation who is also an officer or employee of the Corporation or any subsidiary thereof, such director's position as a director shall cease immediately upon termination of such director's employment by the Corporation.

         (3) No person shall be eligible for election or reelection or to continue to serve as a member of the board of directors who is an officer, director, agent, representative, partner, employee, or nominee of, or otherwise acting at the direction of, or acting in concert with,
     (y) a "public utility company" (other than one owned or controlled by the Corporation) or "holding company" (other than one owned or controlled by the Corporation) as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or "public utility" (other than one owned or controlled by the Corporation) as such term is defined in Section 201(e) of the Federal Power Act of 1920, as amended, or (z) an "affiliate" (as defined in rule 405 (17 C.F.R. SECTION 230.405) under the Securities Act of 1933, as amended) of any of the persons or entities specified in clause (y) immediately preceding.

         (4) Upon the occurrence of any of the events described in paragraph
     (2) of this subsection (d), the affected director shall cease to be a director of the Corporation at the time specified in such paragraph. Determination of the eligibility of a person for election, reelection, or continued service on the board of directors under other provisions of this subsection (d) or otherwise as provided by applicable law including, but not limited to, occurrence of an event specified in section 81.C(2) of the Louisiana Business Corporation Law, shall, subject to the provisions of paragraph (6) below, be made by vote of a majority of the members of the board of directors. If the board of directors, pursuant to such a determination, determines that a person is ineligible for election, reelection, or continued service on the board of directors, such ineligibility shall be effective immediately upon such determination, and, if the affected person is a director of the Corporation at the time of such determination, his position as a director shall cease at such time.

         Within 30 days after a Nominator has submitted the name of a person to be nominated as a member of the board of directors, the board of directors shall determine whether the proposed nominee is eligible for election under this subsection (d) and shall notify the Nominator in writing of its determination. If the board of directors shall determine that such proposed nominee is not eligible for election, such person shall be ineligible to be nominated at the meeting of shareholders for which his nomination was proposed.

          (5) If a director of the Corporation ceases to be a director (x) at the annual meeting of shareholders next succeeding the day upon which he attained the age of 72 or 65, as specified in paragraphs (1), (2), and
     (4) of this subsection (d), and if there is time remaining in the regularly scheduled term of office of such director, (y) because of termination of employment, as provided in paragraphs (1), (2), and (4) of this subsection (d), or (z) upon the determination of the board of directors of the Corporation pursuant to paragraph (4) of this subsection (d) that a director of the Corporation is no longer qualified to continue serving as a director of the Corporation, the board of directors shall declare the office held by such director vacant and may fill such vacancy as provided in section 2 of this article III of these bylaws.

          (6) Without limiting the ability of the board of directors as provided by applicable law to declare vacant the position of a director on the board of directors, if a member of the board of directors has been adjudged by a court of competent jurisdiction to be guilty of fraud, criminal conduct (other than minor traffic violations), gross abuse of office amounting to a breach of trust, or similar misconduct, and no appeal (or further appeal) therefrom is permitted under applicable law, the other directors then in office, by unanimous vote, may declare the position occupied by such director vacant, and such other directors may fill such vacancy as provided in section 2 of this article III of these bylaws.

     (e) REMOVAL. In this subsection (e), the terms "remove" and "removal" and their related grammatical forms shall refer only to the process of dismissal provided for in this subsection, and shall not be deemed to refer to disqualification of a director, cessation of a director to be such, or declaration of a vacancy in the office of director as provided for in subsection (d) of this section 1 or otherwise as permitted by law.

     A member of the board of directors may be removed by the shareholders of the Corporation only for cause. Any such removal for cause shall be at a special meeting of shareholders called for such purpose. The vote of the holders of shares conferring 80% of the total votes of all shares of capital stock of the Corporation voting as a single class shall be necessary to remove a director; provided, however, that if a director has been elected by the exercise of the privilege of cumulative voting, such director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part. For purposes of this subsection (e), cause for removal shall exist only if a director shall have been adjudged by a court of competent jurisdiction to be guilty of fraud, criminal conduct (other than minor traffic violations), gross abuse of office amounting to a breach of trust, or similar misconduct, and no appeal (or further appeal) therefrom shall be permitted under applicable law.

     No proposal by a shareholder to remove a director of the Corporation shall be voted upon at a meeting of shareholders unless, at least 180 days before such meeting, such shareholder shall have delivered in writing to the secretary of the Corporation (1) notice of such proposal, (2) a statement of the grounds on which such director is proposed to be removed, (3) evidence, reasonably satisfactory to the secretary of the Corporation, of such shareholder's status as such and of the number of shares of each class of the capital stock of the Corporation beneficially owned by such shareholder, (4) a list of the names of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such shareholder is acting in concert, and of the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner, and (5) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the board of directors of the Corporation (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special meeting of the shareholders of the Corporation by the vote of the holders of shares conferring 80% of the total votes of all shares of the capital stock of the Corporation voting as single class, such removal would not be in conflict with the laws of the State of Louisiana, the articles of incorporation of the Corporation, or these bylaws. Within 30 days after such shareholder shall have delivered the aforesaid items to the secretary of the Corporation, the secretary and the board of directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the secretary or the board of directors of the Corporation determines that the items to be ruled upon by them, respectively, as provided above are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Corporation at such meeting of shareholders. Beneficial ownership shall be determined as specified in section 1 of article X of these bylaws.

     (f) POWERS. Subject to the provisions of the laws of the State of Louisiana, the articles of incorporation of the Corporation, and these bylaws, the board of directors shall have and exercise, in addition to such powers as are set forth in the articles of incorporation, all of the powers which may be exercised by the Corporation, including, but without thereby limiting the generality of the above, the power to create and to delegate, with power to subdelegate, any of its powers to any committee, officer, or agent; provided, however, that the board of directors shall not have the power to delegate its authority to:

         (1) amend, repeal, or supplement the bylaws of the Corporation;

         (2) take definitive action on a merger, consolidation, reclassification or exchange of securities, repurchase by the Corporation of any of its equity securities, transfer of all or substantially all of the assets of the Corporation, dissolution, "business combination" as defined in article X of these bylaws, or similar action;

         (3) elect or remove a director or officer of the Corporation;

         (4) submit a proposal to shareholders for action by shareholders;

         (5) appoint a director to or remove a director from a committee of the board of directors; or

         (6) declare a dividend on the capital stock of the Corporation.

     (g) CHANGE IN NUMBER OF DIRECTORS. No amendment or supplement to or repeal of subsection (a) of section 1 of article III of these bylaws that would have the effect of increasing the number of authorized directors of the Corporation by more than two during any 12-month period shall be permitted unless at least 80% of the "continuing directors" then in office (as defined in subsection (b) of section 2 of article II of these bylaws) shall authorize such action. If the number of directorships is changed for any reason, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     (h) RIGHTS OF PREFERRED SHAREHOLDERS, ETC. Nothing in this section 1 of this article III of these bylaws shall affect the rights of the Corporation's shareholders as provided in section 3(b) of article 6 of the Corporation's articles of incorporation.

     Section 2. FILLING OF VACANCIES. Except to the extent required by law or section 3(b) of article 6 of the articles of incorporation of the Corporation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from the attainment by a director of the age of 72 or 65, as specified in paragraphs (1), (2), (4), and (5) of subsection (d) of section 1 of this article III, or from death, resignation, disqualification or removal of a director, or from failure of the shareholders to elect the full number of authorized directors, or from any other cause shall be filled by the affirmative vote of at least a majority of the remaining directors (or director) then in office, even though less than a quorum of the whole board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred. Except to the extent required by law or section 3(b) of article 6 of the articles of incorporation of the Corporation, the shareholders shall have no right to fill any vacancies in the board of directors.

     Section 3. ANNUAL AND REGULAR MEETINGS. Within 45 days after each annual meeting of shareholders, and if possible on the date of each annual meeting of shareholders immediately following each such meeting, the board of directors shall hold an annual meeting for the purpose of electing officers and transacting other corporate business. Such meeting shall be called in the manner for calling regular or special meetings of the board of directors.

     Other regular meetings of the board of directors shall be held on the fourth Friday in January and on the third Friday after the first Monday in the months of July and October at such places as the president may direct in the notices of such meetings. At least five days' notice by mail or written telecommunication shall be given to each director of the time and place of holding each regular meeting of the board of directors.

     Section 4. SPECIAL MEETINGS. A special meeting of the board of directors may be called by the president, to be held at such place as he may direct in the notice of such meeting, on four days' notice by mail or three days' notice by written telecommunication, to each director. A special meeting shall be called by the president in like manner on the written request of at least 50% of the members of the board.

     Section 5. PLACE OF MEETINGS; TELEPHONE MEETINGS. A meeting of the board of directors may be held either within or without the State of Louisiana. The time and place of holding a regular or special meeting of the board of directors may be changed and another place and time fixed for such regular or special meeting by a majority of the members of the board.

     The members of the board of directors, and a committee thereof, may participate in and hold a meeting of the board or of such committee by means of conference telephone or similar communications equipment provided that all persons participating in such meeting can hear and communicate with one another. Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the grounds that such meeting was not lawfully called or convened.

     Section 6. QUORUM. A majority of the directors shall constitute a quorum, but a smaller number may adjourn a meeting from time to time without further notice until a quorum is secured. If a quorum is present, the directors present can continue to do business until adjournment notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

     Section 7. COMPENSATION. Each director shall be entitled to receive from the Corporation reimbursement of his expenses incurred in attending any regular or special meeting of the board and, by resolution of the board, such other compensation as it may approve. Such reimbursement and compensation shall be payable whether or not an adjournment be had because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in another capacity and receiving compensation therefor.

     Section 8. COMMITTEES. From time to time, the board of directors may appoint, from its own number, in addition to the committees provided for in these bylaws, such other committee or committees for such purpose or purposes as it shall determine. Subject to the limitations imposed by these bylaws, the articles of incorporation, and the laws of the State of Louisiana, each committee of the board of directors shall have such powers as shall be specified in the resolution of appointment.

                                  ARTICLE IV

                                Indemnification

     Section 1. RIGHT TO INDEMNIFICATION - GENERAL. The Corporation shall indemnify any person who was or is, or is threatened to be made, a party to or otherwise involved in any pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative (any such threatened, pending or completed proceeding being hereinafter called a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether the basis of his involvement in such Proceeding is alleged action in an official capacity or in any other capacity while serving as such), to the fullest extent permitted by applicable law in effect from time to time, and to such greater extent as applicable law may from time to time permit, from and against expenses, including attorney's fees, judgments, fines, amounts paid or to be paid in settlement, liability and loss, ERISA excise taxes, actually and reasonably incurred by him or on his behalf or suffered in connection with such Proceeding or any claim, issue or matter therein; provided, however, that, except as provided in section 5 of this article, the Corporation shall indemnify any such person claiming indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors.

     Section 2. CERTAIN PROVISIONS RESPECTING INDEMNIFICATION FOR AND
                ADVANCEMENT OF EXPENSES.

     (a) To the extent that a person referred to in section 1 of this article is required to serve as a witness in any Proceeding referred to therein, he shall be indemnified against all Expenses (as hereinafter defined) actually and reasonably incurred by him or on his behalf in connection with serving as a witness.

     (b) The Corporation shall from time to time pay, in advance of final disposition, all Expenses incurred by or on behalf of any person referred to in section 1 of this article claiming indemnity thereunder in respect of any Proceeding referred to therein. Each such advance shall be made within ten days after the receipt by the Corporation of a statement from the claimant requesting the advance, which statement shall reasonably evidence the relevant Expenses and be accompanied or preceded by any such undertaking as may be required by applicable law respecting the contingent repayment of such Expenses. Whenever and to the extent applicable law requires the board of directors to act in the specific case with respect to the payment of Expenses in advance of the final disposition of any Proceeding, the board of directors shall act with respect thereto within the period specified in the preceding sentence and shall withhold the payment of Expenses in advance only if there is a reasonable and prompt determination by the board of directors by a majority vote of a quorum of Disinterested Directors (as hereinafter defined), or (if such quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs) by Independent Counsel (as hereinafter defined) in a written opinion, that advancement of Expenses is inappropriate, even taking into account any undertaking given with respect to the repayment of such Expenses, because based on the facts then known there is no reasonable likelihood that the claimant would be able ultimately to demonstrate that he met the standard of conduct necessary for indemnification with respect to such Expenses.

     Section 3.  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

     (a) To obtain indemnification under this article, a claimant shall submit to the Corporation a written application. The secretary of the Corporation shall, promptly upon receipt of such an application for indemnification, advise the board of directors in writing of the application. In connection with any such application, the claimant shall provide such documentation and information as is reasonably requested by the Corporation and reasonably available to him and relevant to a determination of entitlement to indemnification.

     (b) A person's entitlement to indemnification under this article, unless ordered by a court, shall be determined, as required or permitted by applicable law: (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors, (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion, or (iii) by the shareholders of the Corporation; provided, however, that if a Change of Control (as hereinafter defined) shall have occurred, no determination of entitlement to indemnification adverse to the claimant shall be made other than one made or concurred in by Independent Counsel, selected as provided in paragraph (d) of this section, in a written opinion.

     (c) If the determination of entitlement to indemnification is to be made by Independent Counsel in the absence of a Change of Control, the Corporation shall furnish notice to the claimant within ten days after receipt of the application for indemnification specifying the identity and address of Independent Counsel. The claimant may, within fourteen days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection, subject to paragraph
(e) of this section. If such an objection is made, either the Corporation or the claimant may petition any court of competent jurisdiction for a determination that the objection has no reasonable basis or for the appointment as Independent Counsel of counsel selected by the court.

     (d) If there has been a Change of Control, Independent Counsel to act as and to the extent required by paragraph (b) of this section or paragraph (b) of section 2 shall be selected by the claimant, who shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the claimant a written objection to such selection, subject to paragraph (e) of this section. The claimant may, within five days after the receipt of such objection, select other counsel to act as Independent Counsel, and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the claimant a written objection, as aforesaid, to such second selection. In the case of any such objection the claimant may petition any court of competent jurisdiction for a determination that the objection has no reasonable basis or for the appointment as Independent Counsel of counsel selected by the court.

     (e) Any objection to the selection of Independent Counsel may be asserted only on the ground that the counsel so selected does not qualify as Independent Counsel under the definition contained in section 7 of this article, and the objection shall set forth with particularity the basis of such assertion. No counsel selected by the Corporation or by the claimant may serve as Independent Counsel if a timely objection has been made to his selection unless a court has determined that such objection has no reasonable basis.

     (f) The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel acting pursuant to this article and in any proceeding in which such counsel is a party or a witness in respect of its investigation and report. The Corporation shall pay all reasonable fees and expenses incident to the procedures of this section regardless of the manner in which Independent Counsel is selected or appointed.

     Section 4. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

     (a) A person referred to in section 1 of this article claiming a right to indemnification under this article shall be presumed (except as may be otherwise expressly provided in this article or required by applicable law) to be entitled to such indemnification upon submission of an application for indemnification in accordance with section 3, and the Corporation shall have the burden of proof to overcome the presumption in any determination contrary to the presumption.

     (b) Unless the determination is to be made by Independent Counsel, if the person or persons empowered under section 3 of this article to determine entitlement to indemnification shall not have made and furnished the determination in writing to the claimant within 60 days after receipt by the Corporation of the application for indemnification, the determination of entitlement to indemnification shall be deemed to have been made in favor of the claimant unless the claimant knowingly misrepresented a material fact in connection with the application or such indemnification is prohibited by law. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contender or its equivalent, shall not of itself adversely affect the right of a claimant to indemnification or create a presumption that a claimant did not act in a manner which would deny him the right to indemnification.

     Section 5.  RIGHT OF CLAIMANT TO BRING SUIT.

     (a) If (i) a determination is made pursuant to the procedures contemplated by section 3 of this article that a claimant is not entitled to indemnification under this article, (ii) advancement of Expenses is not timely made pursuant to paragraph (b) of section 2 of this article, (iii) Independent Counsel has not made and delivered a written opinion as to entitlement to indemnification within 90 days after the selection or appointment of counsel has become final by virtue of the lapse of time for objection or the overruling of objections or appointment of counsel by a court, or (iv) payment of a claim for indemnification is not made within five days after a favorable determination of entitlement to indemnification has been made or deemed to have been made pursuant to section 3 or 4 of this article, the claimant shall be entitled to bring suit against the Corporation to establish his entitlement to such indemnification or advancement of Expenses and to recover the unpaid amount of his claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant did not meet the applicable standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be upon the Corporation. Neither the failure of the Corporation (including its board of directors, Independent Counsel or its shareholders) to have made a determination before the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met such applicable standard of conduct, nor an actual determination by the Corporation (including its board of directors, Independent Counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct, and the claimant shall be entitled to a de novo trial on the merits as to any such matter as to which no determination or an adverse determination has been made.

     (b) If a claimant is successful in whole or in part in prosecuting any claim referred to in paragraph (a) of this section, the claimant shall also be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in prosecuting such claim.

     Section 6. NON-EXCLUSIVITY AND SURVIVAL OF RIGHTS. The rights of indemnification and to receive advancement of Expenses contemplated by this article shall not be deemed exclusive of any other rights to which any person may at any time be entitled under any bylaw, agreement, authorization of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof), or otherwise, both as to action in his official capacity and as to action in another capacity; provided that no other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

     The Corporation may procure or maintain insurance or other similar arrangement, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify such person against such expense or liability.

     In considering the cost and availability of such insurance, the Corporation, in the exercise of its business judgment, may purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage which may not be as comprehensive as that previously included in insurance purchased by the Corporation. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of certain of the persons covered thereby. As to the Corporation, purchasing insurance with deductibles, limits on payments, and coverage exclusions is similar to the Corporation's practice of self-insurance in other areas. In order to protect the officers and directors of the Corporation, the Corporation shall indemnify and hold each of them harmless as provided in section 1 of this article IV, without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this article IV, to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) that prior policies of officers and directors liability insurance held by the Corporation would have provided for payment to such officer or director. Notwithstanding the foregoing provisions of this section 6, no person shall be entitled to indemnification for the results of such person's willful or intentional misconduct.

     The right to indemnification conferred in this article shall be a contract right, and no amendment, alteration or repeal of this article or any provision thereof shall restrict the indemnification rights granted by this article as to any person claiming indemnification with respect to acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and legal representatives.

     Section 7. DEFINITIONS.  For purposes of this article:

     (a) "Change of Control" means the occurrence of any of the following events or circumstances: (1) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; (2) (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) shall have become the "beneficial owner", (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding voting securities without the prior approval of at least two-thirds of the members of the board of directors in office immediately before such person's attaining such percentage interest; (3) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or the subject of a proxy contest, as a consequence of which members of the board of directors in office immediately before such transaction or event constitute less than a majority of the board of directors thereafter; (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors.

     (b) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought as provided in this article.

     (c) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     (d) "Independent Counsel" means a law firm, or a member of a law firm, with substantial experience in matters of corporation law that neither presently is, nor in the five years before his selection or appointment has been, retained to represent: (i) the Corporation or person claiming indemnification in any matter material to either, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder, and is not otherwise precluded under applicable professional standards from acting in the capacity herein contemplated.

                                   ARTICLE V

                              Executive Committee

     Section 1. ELECTION AND TENURE. The board of directors may appoint an executive committee consisting of such number of directors as it may appoint, to serve at the pleasure of the board of directors, but in any event not beyond the next annual meeting of the board of directors. The board may at any time, without notice, remove and replace any member of the executive committee.

     Section 2.  POWERS.  Subject to the provisions of subsection (f) of section 1 of article III of these bylaws, the executive committee shall have and may exercise all powers of the board of directors between meetings of the board.

     Section 3. MEETINGS. The executive committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The executive committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors.

     Section 4. COMPENSATION. Members of the executive committee, other than officers of the Corporation, shall receive such compensation for their services as shall be prescribed by the board of directors. Each member of the executive committee shall be entitled to receive from the Corporation reimbursement of his expenses incurred in attending a meeting of such committee.

                                  ARTICLE VI

                                Audit Committee

     Section 1. ELECTION AND TENURE. The board of directors may appoint an audit committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the board of directors, but in any event not beyond the next annual meeting of the board of directors. The board may at any time, without notice, remove and replace any member of the audit committee.

     Section 2. AUDIT COMMITTEE. The audit committee shall recommend to the board of directors the accounting firm to be selected by the board or to be recommended by it for shareholder approval, as independent auditors of the Corporation and its subsidiaries, and to act on behalf of the board in meeting and reviewing with the independent auditors, the chief internal auditor, and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting, and operating controls, and the scope of the respective audits of the independent auditors and the internal auditor. The audit committee shall review the results of each audit with the respective auditing agency and shall promptly report thereon to the board of directors. The audit committee shall additionally submit to the board of directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operational controls and safeguards including establishment and implementation of standards of proper employee and corporate conduct. Subject to the provisions of subsection (f) of section 1 of article III of these bylaws, the audit committee shall have such other functions as may be authorized or directed from time to time by the board of directors.

     Section 3. MEETINGS. The audit committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The audit committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of a majority of the whole committee shall be necessary in every case. The audit committee shall keep regular minutes of its proceedings and report the same to the board of directors.

     Section 4. COMPENSATION. Members of the audit committee, other than officers of the Corporation, shall receive such compensation for their services as shall be prescribed by the board of directors. Each member of the audit committee shall be entitled to receive from the

Corporation reimbursement of his expenses incurred in attending a meeting of the audit committee.

                                  ARTICLE VII

                             Compensation Committee

     Section 1. ELECTION AND TENURE. The board of directors may appoint a compensation committee, consisting of such number of directors as it may appoint, to serve at the pleasure of the board of directors, but in any event not beyond the next annual meeting of the board of directors. The board may at any time, without notice, remove and replace any member of the compensation committee.

     Section 2. COMPENSATION COMMITTEE. The compensation committee shall make recommendations to the board of directors concerning the compensation of the executives and other employees of the Corporation and matters related to benefits for employees. Subject to the provisions of subsection (f) of section 1 of article III of these bylaws, the compensation committee shall have such other functions as may be authorized or directed from time to time by the board of directors.

     Section 3. MEETINGS. The compensation committee shall meet at stated times or on notice to all by one of its number, in which notice the time and place of the meeting shall be set forth. The compensation committee shall fix its own rules of procedure, and a majority shall constitute a quorum; but the affirmative vote of the majority of the whole committee shall be necessary in every case. The compensation committee shall keep regular minutes of its proceedings and report the same to the board of directors.

     Section 4. COMPENSATION. Members of the compensation committee, other than officers of the Corporation, shall receive such compensation for their services as shall be prescribed by the board of directors. Each member of the compensation committee shall be entitled to receive from the Corporation reimbursement of his expenses incurred in attending a meeting of the compensation committee.

                                 ARTICLE VIII

                                   Officers

     Section l. ELECTION, TENURE, AND COMPENSATION. The officers of the Corporation shall consist of a president, one or more vice presidents, a secretary, a treasurer, and such other officers, including a chairman of the board of directors, as may from time to time be elected or appointed by the board of directors. Officers of the Corporation shall be elected annually by the board of directors as provided in section 3 of article III of these bylaws. If such annual election is not held, the officers then in office shall remain as such until their respective successors shall be elected and qualify. No officer, except the chairman of the board of directors, need be a director, and any two or more offices, except the offices of president and vice president, may be held by one person. The powers of all officers of the Corporation shall be subject to the provisions of subsection (f) of section 1 of article III of these bylaws.

     Section 2. POWERS AND DUTIES OF CHAIRMAN OF BOARD OF DIRECTORS. The chairman of the board of directors, if any, shall, when present, preside at all meetings of the board of directors. He shall be chief executive officer of the Corporation and, as such, he shall (a) have general and active management of the business of the Corporation, (b) have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed, (c) see that all orders and resolutions of the board of directors are carried into effect, (d) have the power to execute contracts and conveyances on behalf of the Corporation, and
(e) perform such other functions normally performed by a chief executive officer. The chairman of the board of directors shall perform such other duties as from time to time may be delegated to him by the board of directors.

     Section 3. POWERS AND DUTIES OF PRESIDENT. The president shall be the chief executive officer of the Corporation when no chairman of the board has been elected and, as such, shall perform the duties specified for the chief executive officer in section 2 of this article VIII. The president shall be chief operating officer of the Corporation and, subject to the direction of the chairman of the board of directors, if any, shall be responsible for the administration and operation of the Corporation's business. He shall have the power to execute and deliver contracts and conveyances (including without limitation conveyances of real and personal property to and by the Corporation) for and on behalf of the Corporation.

     Section 4. POWERS AND DUTIES OF VICE PRESIDENT. The board of directors may appoint one or more vice presidents. Each vice president shall have the power to execute contracts and conveyances on behalf of the Corporation, and shall have such other powers and shall perform such other duties as may be assigned to him by the board of directors or by the president.

     Section 5. POWERS AND DUTIES OF SECRETARY. The secretary shall attend and record, in a book kept for such purpose, the proceedings of all meetings of the shareholders of the Corporation and of the board of directors. He shall keep an account of stock registered and transferred in such manner as the board of directors may prescribe. He shall keep the seal of the Corporation and, when authorized by the board of directors or the executive committee, he shall affix the seal of the Corporation to any instrument requiring the same, and attest the same by his signature, or cause the same to be attested by the signature of an assistant secretary. He shall give proper notice of meetings of shareholders and directors and shall perform such other duties as shall be assigned to him. Assistant secretaries shall have such duties as the board of directors may from time to time prescribe.

     Section 6. POWERS AND DUTIES OF TREASURER. The treasurer shall have custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the board of directors, executive committee, or president, taking proper vouchers for such disbursements, and shall render to the president, and the directors at the regular meetings of the board of directors, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the Corporation, and at the regular meeting of the board of directors next preceding the annual shareholders' meeting, a like report for the preceding fiscal year. He shall give the Corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors, for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation, or removal from office, of all books, papers, vouchers, moneys, and other property of whatever kind in his possession belonging to the Corporation. He shall perform such other duties as the board of directors or executive committee may from time to time prescribe. Assistant treasurers shall have such duties as the board of directors may from time to time prescribe.

     Section 7. DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by the board of directors, the board of directors may delegate such officer's powers or duties for the time being to any other officer, to any employee with management responsibility, or to any director.

                                  ARTICLE IX

                                 Capital Stock

     Section 1. STOCK CERTIFICATES. Certificates representing shares of the capital stock of the Corporation shall be signed by either the president or one of the vice presidents of the Corporation and also by the secretary or an assistant secretary, or the treasurer or an assistant treasurer. Such certificates shall have affixed an impression of the seal of the Corporation. Where such certificates are countersigned by a transfer agent and by a registrar, both of which may be the same institution, the signatures of such officers and the seal of the Corporation thereon may be facsimiles, engraved or printed. If an officer of the Corporation who shall have signed a certificate of capital stock, or whose facsimile signature has been affixed for such purpose, shall cease to be such officer of the Corporation before the stock certificate so signed shall have been issued by the Corporation, such stock certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed such certificate or whose facsimile signature has been affixed for such purpose had not ceased to be such officer of the Corporation.

     Section 2. LOST OR DESTROYED CERTIFICATES. The board of directors may determine the conditions upon which a new certificate for capital stock of the Corporation may be issued in place of a certificate which is alleged to have been lost, stolen, or destroyed and may, in its discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issue of a new certificate in the place of the one so alleged to have been lost, stolen, or destroyed.

     Section 3. TRANSFER OF SHARES. The shares of capital stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock or transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be canceled. New certificates shall thereupon be issued, representing the shares so transferred. A record shall be made of each transfer.

     Section 4. DIVIDENDS. Dividends upon the capital stock may be declared by the board of directors at a regular or special meeting out of the net profits or surplus of the Corporation. Before paying a dividend or making a distribution of profits, there may be set aside out of the accumulated profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies or for equalizing dividends or for repairing or maintaining property of the Corporation or for such other purpose as the directors shall think conducive to the interests of the Corporation.

     Section 5. CLOSING TRANSFER BOOKS; FIXING RECORD DATE. The board of directors may fix the time, not exceeding 60 days preceding the date of a meeting of shareholders, a dividend payment date, or a date for the allotment of rights, during which the books of the Corporation shall be temporarily closed against transfers of stock; or, in lieu thereof, the board of directors may fix a date, not exceeding 60 days preceding the date of a meeting of shareholders, a dividend payment date, or a date for the allotment of rights, as a date for the taking of a record of the shareholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or such rights, as the case may be; and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting, or to receive such dividends or rights, as the case may be.

                                   ARTICLE X

                            Fair-Price Provisions

     Section 1. DEFINITIONS. As used in article X of these bylaws, the following terms shall have the indicated meanings:

     (a) "Affiliate," including the term "affiliated person," means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a specified person.

     (b) "Associate," when used to indicate a relationship with any person, means any of the following:

         (1) A corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities.

         (2) A trust or other estate on which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

         (3) A relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its affiliates.

     (c) "Beneficial owner," when used with respect to voting stock, means any of the following:

         (1) A person who individually or with any of his affiliates or associates beneficially owns voting stock, directly or indirectly.

         (2) A person who individually or with any of his affiliates or associates has either of the following rights:

              (A) To acquire voting stock, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise.

              (B) To vote voting stock pursuant to any agreement, arrangement, or understanding.

         (3) A person who has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing voting stock with any other person who beneficially owns or whose affiliates beneficially own, directly or indirectly, such shares of voting stock.

     (d)  "Business combination" means any of the following:

         (1) Except for a merger, consolidation, or share exchange that does not alter the contract rights of the stock as expressly set forth in the articles of incorporation of the Corporation or change or convert in whole or in part the outstanding shares of the Corporation, any merger, consolidation, or share exchange of the Corporation or any subsidiary with:

              (A) An interested shareholder; or

              (B) Another corporation, whether or not itself an interested shareholder, which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested shareholder that was an interested shareholder before the transaction.

         (2) A sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transactions in any twelve-month period, to an interested shareholder or any affiliate of an interested shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the

     Corporation's most recently ended fiscal quarter of 10% or more of the total market value of the outstanding stock of the Corporation or of its net worth as of the end of its most recently ended fiscal quarter.

         (3) The issuance or transfer by the Corporation or any subsidiary, in one transaction or a series of transactions, of any equity securities of the Corporation or any subsidiary which has an aggregate market value of five percent or more of the total market value of the outstanding stock of the Corporation, to any interested shareholder or any affiliate of any interested shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's voting stock or any other method affording substantially proportionate treatment of the holders of voting stock.

         (4) The adoption of a plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash will be received by an interested shareholder or an affiliate of an interested shareholder.

         (5) A reclassification of securities, including a reverse stock split or recapitalization of the Corporation, or any merger, consolidation, or share exchange of the Corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent or more of the total number of outstanding shares the proportionate amount of the outstanding shares of any class of equity securities of the Corporation or any subsidiary which is directly or indirectly owned by an interested shareholder or an affiliate of an interested shareholder.

     (e) "Common stock" means stock other than preferred or preference stock.

     (f) "Control," including the terms "controlling," "controlled by," and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of 10% or more of the votes entitled to be cast of a corporation's voting stock creates a presumption of control.

     (g) "Equity security" means any of the following:

         (1) Stock or a similar security, certificate of interest, or participation on any profit sharing agreement, voting trust certificate, or certificate of deposit for an equity security.

         (2) A security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security.

         (3) Any put, call, straddle, or other option or privilege of buying an equity security from or selling an equity security to another without being bound to do so.

     (h) (1) "Interested shareholder" means any person other than the Corporation or any subsidiary that is either of the following:

              (A) The beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Corporation.

              (B) An affiliate of the Corporation who at any time within the two-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the Corporation.

         (2) For the purpose of determining whether a person is an interested shareholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person through application of subsection (c) of this section, but may not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

     (i)  "Market value" means the following:

         (A) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith.

         (B) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the Corporation in good faith.

     (j) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

     (k) "Voting stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

     Section 2. VOTE REQUIRED IN BUSINESS COMBINATIONS. In addition to any vote otherwise required by law or the articles of incorporation of the Corporation, a business combination shall be recommended by the board of directors and approved by the affirmative vote of at least each of the following:

     (a) 80% of the votes entitled to be cast by outstanding shares of voting stock of the Corporation voting together as a single voting group.

     (b) Two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested shareholder who is or whose affiliate is a party to the business combination or an affiliate or associate of the interested shareholder, voting together as a single voting group.

     Section 3.  WHEN VOTING REQUIREMENTS NOT APPLICABLE.

     (a) DEFINITIONS. For purposes of subsection (b) of this section, the following terms shall have the indicated meanings:

         (1) "Announcement date" means the first general public announcement of a proposal or intention to make a proposal of a business combination or its first communication generally to shareholders of the Corporation, whichever is earlier.

         (2) "Determination date" means the date on which an interested shareholder first became an interested shareholder.

         (3) "Valuation date" means the following:

              (A) For a business combination voted upon by shareholders, the later of (i) the day before the day of the shareholders' vote or (ii) the day 20 days before the consummation of the business combination.

              (B) For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

     (b) CONDITIONS. The vote required by section 2 of this article X shall not apply to a business combination, as defined in section 1 of this article X, if each of the following conditions is met:

         (1) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of common stock in such business combination is at least equal to the highest of the following:

              (A) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of common stock of the same class or series that he acquired:

                   (i) within the two-year period immediately before the
                announcement date of the proposal of the business combination;
                or

                   (ii) in the transaction in which he became an interested
                shareholder, whichever is higher; or

              (B) The market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher; or

              (C) The price per share equal to the market value per share of common stock of the same class or series determined pursuant to subparagraph (B) immediately preceding, multiplied by the fraction of:

                   (i) The highest per share price, including any brokerage
               commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for shares of common stock of the same class or series that he acquired within the two-year period immediately before the announcement date, over

                   (ii) The market value per share of common stock of the same class or series on the first day in such two-year period on which the interested shareholder acquired shares of common stock.

         (2) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock is at least equal to the highest of the following, whether or not the interested shareholder has previously acquired shares of a particular class or series of stock:

              (A) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of such class of stock that he acquired:

                   (i) within the two-year period immediately before the
               announcement date of the proposal of the business combination; or

                   (ii) in the transaction in which he became an interested
               shareholder, whichever is higher; or

              (B) The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; or

              (C) The market value per share of such class of stock on the announcement date or on the determination date, whichever is higher; or

              (D) The price per share equal to the market value per share of such class of stock determined pursuant to subparagraph (C) immediately preceding, multiplied by the fraction of:

                   (i) The highest per share price, including any brokerage
               commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for such shares of voting stock acquired by him within the two-year period immediately before the announcement date, over

                   (ii) The market value per share of the same class of voting stock on the first day on such two-year period on which the interested shareholder acquired shares of the same class of voting stock.

         (3) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested shareholder previously paid for shares of the same class or series of stock. If the interested shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock that he previously acquired.

         (4) (A) After the interested shareholder has become an interested shareholder and before the consummation of such business combination:

                     (i) There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends, cumulative or not, on any outstanding preferred stock of the Corporation;

                     (ii) There shall have been:

                              (aa) No reduction in the annual rate of dividends
                          paid on any class or series of stock of the Corporation that is not preferred stock except as necessary to reflect any subdivision of such stock; and

                              (bb) An increase in such annual rate of dividends
                          as shall have been necessary to reflect
                          reclassification, including reverse stock split, recapitalization, reorganization, or similar transaction, which shall have the effect of reducing the number of outstanding shares of such stock; and

                     (iii) The interested shareholder did not become the
                 beneficial owner of additional shares of stock of the Corporation except as part of the transaction which resulted in such interested shareholder's becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

              (B) The provisions of (i) and (ii) of subparagraph (A) shall not apply if neither an interested shareholder nor an affiliate or associate of an interested shareholder voted as a director of the Corporation in a manner inconsistent with (i) and (ii), and the interested shareholder, within 10 days after an act or failure to act inconsistent with such subparagraphs, shall have notified the board of directors of the Corporation in writing that the interested shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

         (5) After the interested shareholder has become an interested shareholder, the interested shareholder may not have received the benefit, directly or indirectly, except proportionately as a shareholder, of loans, advances, guarantees, pledges, or other financial assistance, or tax credits or other tax advantages, provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

     (c) OTHER PROVISIONS.

          (1) Section 2 of this article X shall not apply to a business combination with a particular interested shareholder or his existing or future affiliates that has been approved or exempted therefrom by resolution of the board of directors of the Corporation; provided, however, that any such resolution shall have been adopted before the time that such interested shareholder first became an interested shareholder.

         (2) Unless by its terms a resolution adopted under this subsection is made irrevocable, it may be altered or repealed by the board of directors, but this shall not affect a business combination that has been consummated or is the subject of an existing agreement entered into before the alteration or repeal.

                                  ARTICLE XI

                                    Notices

     Section 1. MANNER OF GIVING NOTICE. Notice required to be given under the provisions of these bylaws to a director, officer, or shareholder shall not be construed to mean personal notice, but may be given by depositing written or printed notice in a post office or letter box in a postpaid wrapper addressed to such director, officer, or shareholder at such address as appears on the books of the Corporation, such notice to be deemed to have been given at the time when the same shall have been thus mailed; or, if such person has provided a telecommunications address to the Corporation, such notice may be given by prepaid written telecommunication sent to such address and in such event shall be deemed to have been given at the time when the same shall have been transmitted.

     Section 2. WAIVER OF NOTICE. Any shareholder, officer, or director may waive, in writing or by written telecommunication, whether before or after the time stated, any notice required to be given under these bylaws.

                                  ARTICLE XII

                                 Miscellaneous

     Section 1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

     Section 2. CHECKS AND DRAFTS. All checks, drafts, and orders for the payment of money shall be signed by the treasurer, in person or by facsimile or other authorized means, or by such other officer or officers or agents as the board of directors may from time to time designate. No check shall be signed in blank.

     Section 3. BOOKS AND RECORDS. The books, accounts, and records of the Corporation shall, subject to the limitations fixed by law, be open to inspection by the shareholders at such times and subject to such regulations as the board of directors may prescribe.

     Section 4. SEPARABILITY. If one or more of the provisions of these bylaws shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and these bylaws shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

                                 ARTICLE XIII

                              Amendment of Bylaws

     Section 1. VOTING. These bylaws may be amended, repealed, or supplemented at any regular meeting of the board of directors, or at any special meeting called for such purpose, by the affirmative vote of a majority of the board of directors, or by unanimous written consent; provided, however, that in each instance an amendment, repeal, or supplement shall not be inconsistent with the law or the articles of incorporation of the Corporation and shall be subject to the power of the shareholders to amend, repeal, or supplement the bylaws so made but only upon the affirmative vote of at least 80% of all shares of capital stock entitled to vote thereon.

     Section 2. SHAREHOLDER PROPOSALS. No proposal by a shareholder to amend, repeal, or supplement the bylaws of the Corporation may be voted upon at a meeting of shareholders unless, at least 180 days before such meeting of shareholders, such shareholder shall have delivered in writing to the secretary of the Corporation (a) notice of such proposal and the text of the proposed amendment, repeal, or supplement, (b) evidence, reasonably satisfactory to the secretary of the Corporation, of such shareholder's status as such and of the number of shares of each class of capital stock of the Corporation of which such shareholder is the beneficial owner, (c) a list of the names of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such shareholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such beneficial owner, and (d) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the board of directors of the Corporation, to the effect that the bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the articles of incorporation of the Corporation or the laws of the State of Louisiana. Within 30 days after such shareholder shall have submitted the aforesaid items, the secretary and the board of directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the secretary or the board of directors of the Corporation determine that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Corporation at such meeting of shareholders. Beneficial ownership shall be determined in accordance with section 1 of article X of these bylaws.

     Section 3. EFFECTIVE DATE. No amendment or supplement to or repeal of any of the following provisions of these bylaws, whether resulting from action of the directors or the shareholders, shall take effect until the later of (i) one year following the adoption of such amendment, supplement, or repeal, or (ii) 10 days after the adjournment sine die of the annual meeting of shareholders next succeeding the adoption of such amendment, supplement, or repeal:

              Article II, section 2;
              Article II, section 8;
              Article X; and
              Article XIII.

                                  ARTICLE XIV

                           Other Amendments to Bylaws

     Section 1. EFFECTIVE DATE. No amendment or supplement to or repeal of any of the following provisions of these bylaws, whether resulting from action of the directors or the shareholders, shall take effect until the later of (i) one year following the adoption of such amendment, supplement, or repeal, or (ii) 10 days after the adjournment sine die of the annual meeting of shareholders next succeeding the adoption of such amendment, supplement, or repeal:

              Article II, section 4;
              Article II, section 5;
              Article II, section 7;
              Article II, section 9;
              Article III, section 1;
              Article III, section 2; and
              Article XIV;

provided, however, that the board of directors shall have the power at any time, free from the foregoing restrictions, but subject to the provisions of subsection (g) of section 1 of article III of these bylaws, to amend or otherwise change subsections (a) and (d)(1) of section 1 of article III of these bylaws, and, with respect to any amendments to or changes in such subsection (d)(1), to make appropriate conforming changes in such section 1.

                                  ARTICLE XV

                       Control Share Acquisition Statute

     Section 1. Pursuant to section 136 of the Louisiana Business Corporation Law, the provisions of sections 135 through 140.2 of the Louisiana Business Corporation Law, enacted as part of Title 12 of the Louisiana Revised Statutes, shall not apply to "control share acquisitions" (as defined therein) of this Corporation.